Exhibit 99.1

RISK FACTORS

The following are updates to risk factors that were previously disclosed by the Partnership in its Annual Report on Form 10-K to reflect the Partnership’s conversion from a Delaware limited partnership to a Texas limited partnership. These risk factors should be read in conjunction with the risk factors described in “Part I – Item 1A. Risk Factors” of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026.

Our Partnership Agreement limits the liability and duties of our General Partner and restricts the remedies available to us and our common unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty if we were a Texas corporation.

Our Partnership Agreement limits the liability and duties of our General Partner, while also restricting the remedies available to our common unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty under Texas law. Texas partnership law permits such contractual reductions or elimination of fiduciary duty. By purchasing common units, common unitholders consent to be bound by the Partnership Agreement, and pursuant to our Partnership Agreement, each unitholder consents to various actions and conflicts of interest contemplated in our Partnership Agreement that might otherwise constitute a breach of fiduciary or other duties under Texas law. For example:

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Our Partnership Agreement permits our General Partner to make a number of decisions in its individual capacity, as opposed to its capacity as General Partner. This entitles our General Partner to consider only the interests and factors that it desires, with no duty or obligation to give consideration to the interests of, or factors affecting, our common unitholders. Decisions made by our General Partner in its individual capacity will be made by Energy Transfer, as the owner of our General Partner, and not by the board of directors of our General Partner. Examples of such decisions include:

•	whether to exercise limited call rights;

•	how to exercise voting rights with respect to any units it owns;

•	whether to exercise registration rights; and

•	whether to consent to any merger or consolidation, or amendment to our Partnership Agreement.

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Our Partnership Agreement provides that our General Partner will not have any liability to us or our unitholders for decisions made in its capacity as General Partner so long as it acted in good faith as defined in the Partnership Agreement, meaning it believed that the decisions were not adverse to the interests of our partnership.

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Our Partnership Agreement provides that our General Partner and the officers and directors of our General Partner will not be liable for monetary damages to us for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our General Partner or those persons acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

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Our Partnership Agreement provides that our General Partner will not be in breach of its obligations under the Partnership Agreement or its duties to us or our limited partners with respect to any transaction involving an affiliate if:

•	the transaction with an affiliate or the resolution of a conflict of interest is:

•	approved by the conflicts committee of the board of directors of our General Partner, although our General Partner is not obligated to seek such approval;

•	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our General Partner and its affiliates; or

•	the board of directors of our General Partner acted in good faith in taking any action or failing to act.

If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the conflicts committee then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Unitholders may have liability to repay distributions.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 153.210 of the Texas Business Organizations Code (the “TBOC”), we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Texas law provides that for a period of two years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated the TBOC will be liable to the limited partnership for the distribution amount. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Our Partnership Agreement limits the forum, venue and jurisdiction of claims, suits, actions or proceedings.

Our Partnership Agreement is governed by Texas law. Our Partnership Agreement requires that any claims, suits, actions or proceedings:

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arising out of or relating in any way to our Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our Partnership Agreement or the duties, obligations or liabilities among our limited partners or of our limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our General Partner, or owed by our General Partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the TBOC; or

•	asserting a claim for any other internal entity claims (as defined in Section 2.115 of the TBOC),

will be exclusively brought in the Business Court in the First Business Court Division in the State of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction). By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Business Court in the First Business Court Division in the State of Texas in connection with any such claims, suits, actions or proceedings.

The provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar forum selection provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find that the forum selection provision contained in our Partnership Agreement is inapplicable or unenforceable in such action or actions, including with respect to claims arising under the federal securities laws. Limited partners will not be deemed, by operation of the forum selection provision alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder.

The forum selection provision is intended to apply “to the fullest extent permitted by applicable law” to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and federal securities claims. However, application of the forum selection provision may in some instances be limited by applicable law. Section 27 of the Exchange Act provides: “The district courts of the United States ... shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.” As a result, the forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. However, Section 22 of the Securities Act of 1933, as amended (the “Securities Act”) provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations thereunder, subject to a limited exception for certain “covered class actions” as defined in Section 16 of the Securities Act and interpreted by the courts. Accordingly, we believe that the forum selection provision would apply to actions arising under the Securities Act or the rules and regulations thereunder, except to the extent a particular action fell within the exception for covered class actions.

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes, as well as our not being subject to a material amount of entity-level taxation by individual states. If the IRS were to treat us as a corporation for U.S. federal income tax purposes or we were otherwise subject to a material amount of entity-level taxation, then our cash available for distribution to our unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our units depends largely on our being treated as a partnership for U.S. federal income tax purposes.

Despite the fact that we are organized as a limited partnership under Texas law, we will be treated as a corporation for U.S. federal income tax purposes unless we satisfy a “qualifying income” requirement. Based upon our current operations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 21%, and would likely pay state income tax at varying rates. Distributions to our unitholders who are treated as holders of corporate stock would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to our unitholders would be substantially reduced.

Our Partnership Agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for U.S. federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are currently subject to the entity-level Texas franchise tax. Imposition of any such additional taxes on us or an increase in the existing tax rates would reduce the cash available for distribution to our unitholders. Therefore, if we were treated as a corporation for U.S. federal income tax purposes or otherwise subjected to a material amount of entity-level taxation, there would be a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our units.

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